Exhibit 99.1

Contacts:	Richard Powers	Daryl Messinger
	Corgentech Inc.	WeissCom Partners
	650-624-9600	415-999-2361
	investors@corgentech.com	daryl@weisscom.net

CORGENTECH ANNOUNCES FIRST QUARTER 2004 FINANCIAL RESULTS

Management Will Host Conference Call at 5:00 p.m. Eastern

South San Francisco, Calif. – April 29, 2004 — Corgentech Inc. (NASDAQ: CGTK) today reported financial results for the first quarter ended March 31, 2004.

“In addition to successfully completing an initial public offering, we continued to make progress developing our lead product candidate, E2F Decoy, which has completed enrollment and is currently in the follow-up stages of two Phase 3 clinical trials for the prevention of bypass graft failure,” said John P. McLaughlin, Corgentech’s president and chief executive officer.  “With approximately one million people worldwide undergoing coronary or peripheral bypass surgery annually and no approved treatment for graft failures, E2F Decoy represents a large product opportunity for Corgentech and our 50/50 marketing partner in the U.S., Bristol-Myers Squibb.  Shortly, we will start an additional trial with E2F Decoy for the treatment of arterio-venous (AV) graft failure for patients with end-stage renal disease who require dialysis.  Graft failure is a significant problem for these patients with approximately 100,000 requiring new or revised grafts each year.”

“We also further broadened the leadership and expertise of our management team and board of directors with the recent appointments of Nancy Donahue as vice president of cardiovascular marketing and industry veteran Richard B. Brewer as a director,” continued McLaughlin.   “Nancy worked for 15 years in sales and marketing at GlaxoSmithKline, where she spent nearly half her tenure marketing one of the leading cardiovascular products and Dick is a recognized leader in biotechnology with a proven track record of building companies and commercializing some of the industry’s most successful cardiovascular and other products.  With a strong executive team, a great marketing partner and more than $150 million in cash, we have the operational and financial resources to prepare for the potential commercialization and further development of E2F Decoy for cardiovascular disease and continue to expand our novel Transcription Factor Decoy pipeline for other indications, such as inflammatory diseases and cancer.”

First Quarter 2004 Financial Results

Revenue in the first quarter of 2004 was $7.7 million and was derived from the reimbursement of development costs and from the amortization of the initial non-refundable, up-front license payment of $25.0 million received from Bristol-Myers Squibb in connection with our collaboration to jointly develop and commercialize E2F Decoy.  The company did not generate revenue in the first quarter of 2003.

Total operating expenses were $14.6 million in the first quarter of 2004, compared to $12.2 million in the first quarter of 2003.  The increase in operating expenses was due to spending on our research pipeline in inflammatory disease and cancer, as well as expenses related to follow-up from our two Phase 3 clinical trials — one in coronary artery bypass graft (CABG) surgery, the other in peripheral (i.e., in the leg) bypass graft surgery — for E2F Decoy.   There were also expenses associated with pre-clinical studies needed for the clinical trial in AV graft failure, the second indication for E2F decoy that will begin soon.

For the first quarter of 2004, the net loss was $6.6 million, or $0.42 per share, versus a net loss of $12.1 million, or $6.30 per share in the first quarter of 2003.

As of March 31, 2004, cash, cash equivalents and short-term investments were $152.4 million, compared to $54.6 million at December 31, 2003. The company recently raised $100.8 million of net proceeds through the completion on an initial public offering of 6.9 million shares of common stock at a public offering price of $16.00 per share. As a result of the initial public offering, there were approximately 27.7 million common shares outstanding as of March 31, 2004.

Financial Outlook for 2004

Corgentech offers the following financial guidance for 2004:

Revenue: We anticipate 2004 revenue in the range of $25 million to $30 million. Revenue reflects reimbursement for certain development expenses associated with the collaboration with Bristol-Myers Squibb and the amortization of the initial upfront payments received from Bristol-Myers Squibb.

Net Loss: We expect to report a net loss for the year in the range of $45 million to $50 million.

Cash and Investments: We expect to end 2004 with cash and investments of approximately $100 million.

Conference Call Details

Corgentech will conduct a webcast conference call with the investment community at 5 p.m. EDT/ 2 p.m. PDT, today, April 29, 2004 to discuss the first quarter 2004 results, and to review the company’s progress and outlook. The call will be available via live audio broadcast over the Internet on the Corgentech website at www.corgentech.com from the Investor Information page.  For those unable to participate via the Internet, a 24-hour replay will be available for seven days after the call by calling 1-(800) 642-1687 (international dial: (706) 645-9291) and giving the following pass code: 6934562. The webcast will be available until the company’s next quarterly financial results conference call.

About Corgentech

Corgentech is a biopharmaceutical company engaged in the discovery, development and commercialization of a new class of therapeutics called transcription factor decoys, or TF decoys.  We are creating a pipeline of novel therapeutics based on our proprietary TF decoy technology, focused initially on the treatment of cardiovascular disease, inflammatory disease, such as arthritis and dermatitis, and cancer.  For more information on the company and its technology, visit www.corgentech.com.

Forward-Looking Statements

This press release contains forward-looking statements, including without limitation all statements related to our clinical trials, product candidates and collaboration with Bristol-Myers Squibb.  Words such as “believes,” “anticipates,” “plans,” “expects,” “intend,” “will,” “slated,” “goal” and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based upon our current expectations.  Forward-looking statements involve risks and uncertainties.  Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the progress, timing and results of our clinical trials, intellectual property matters, difficulties or delays in obtaining regulatory approval, manufacturing our lead product candidate, competition from other pharmaceutical or biotechnology companies, our ability to obtain additional financing to support its operations and other risks detailed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2003. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Corgentech undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

~financial statements to follow~

Corgentech Inc.

Statements of Operations

(In thousands, except share and per share amounts)

	Three months ended March 31,
	2004	2003
	(unaudited)	(unaudited)

Contract revenue	$7,749	$—
Operating expenses:
Research and development	12,107	11,136
General and administrative	2,439	1,061

Total operating expenses	14,546	12,197

Loss from operations	(6,797)	(12,197)
Interest and other income, net	232	119

Net loss	$(6,565)	$(12,078)

Basic and diluted net loss per common share	$(0.42)	$(6.30)

Shares used to compute basic and diluted net loss per common share	15,748,546	1,918,158

Corgentech Inc.

Condensed Balance Sheets

(In thousands)

	March 31, 2004	December 31, 2003
	(unaudited)	(Note)

Assets
Cash, cash equivalents and short-term investments	$152,400	$54,590
Other current assets	8,091	9,715

Total current assets	160,491	64,305

Property and equipment, net	2,423	2,278
Other assets, non-current	2,449	2,740

Total assets	$165,363	$69,323

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities	$17,097	$17,289
Long term obligations	14,546	16,520
Convertible preferred stock	—	114,332
Total stockholders’ equity (deficit)	133,720	(78,818)

Total liabilities, convertible preferred stock and stockholders’ equity	$165,363	$69,323

(Note): Derived from audited financial statements at that date.